 Exhibit 99.1

ATTENTION: News Director /Assignment Editor

HEADLINE: Support.com Reports Second Quarter 2018 Financial Results

SUNNYVALE, CA / ACCESSWIRE / August 8, 2018 / Support.com, Inc. (NASDAQ: SPRT), a leading provider of tech support and turnkey support center services, producer of SUPERAntiSpyware® anti-malware products, and the maker of Support.com® software, today reported unaudited financial results for its second quarter ended June 30, 2018.

''The company's continued investment in driving growth opportunities combined with our ongoing cost containment efforts have started to bear fruit with an improved financial performance relative to the prior quarter,'' said Rick Bloom, Interim President and Chief Executive Officer of the company. ''Our investments comprise recruiting and training highly-skilled tech support agents for several of our major customers, as well as continuing to re-align our market-leading Support.com software offerings with our chat and live agent capabilities.''

Mr. Bloom continued, ''While we have started to see some benefits from the investments to date, we note that consistent improvements in revenues and profits cannot be taken for granted. Nevertheless, we expect to continue investing in the business as long as the opportunities for growth are still present.''

''Our growth strategy remains focused on our unique combination of highly-skilled tech support agents and market-leading Support.com software offerings, as we believe these enable us to provide high quality customer support in a very cost efficient manner,'' shared Mr. Bloom.

Q2 2018 Financial Summary

For the second quarter of 2018, total revenue was $17.5 million, up 20 percent compared to revenues of $14.5 million in the second quarter of 2017 and up 6 percent compared to revenues of $16.5 million in the first quarter of 2018.

On a GAAP basis, we recorded net income for the second quarter of 2018 of $0.4 million, or $0.02 per share, compared to a loss of $(0.2) million, or $(0.01) per share, in the second quarter of 2017 and a loss of $(0.8) million, or $(0.04) per share, in the first quarter of 2018.

On a non-GAAP basis, we recorded net income in the second quarter of 2018 of $0.5 million, or $0.03 per share, compared to income of $0.02 million, or $0.00 per share, in the second quarter of 2017 and a loss of $(0.4) million, or $(0.02) per share, in the first quarter of 2018.

On both a GAAP and non-GAAP basis, operating expenses for the second quarter of 2018 included $0.1 million in primarily legal expenses not associated with normal business operations. This compares with $0.1 million in the second quarter of 2017 and $0.02 million in the first quarter of 2018, both primarily legal expenses.

Key changes in our non-GAAP net income/(loss) included the following:

●
Gross profit decreased by $0.5 million in the second quarter compared to the same period in 2017, but was up $0.6 million compared to the first quarter of 2018.

●
Our gross profit margin declined by 6.7 percentage points compared with the same quarter of 2017, but was up 2.7 percentage points relative to the first quarter of 2018. The increase from the first quarter reflects the benefits from our investment in recruiting and training agents with several key major customers.

●
Operating expenses in the second quarter of 2018 were $2.7 million, lower by $0.9 million (24 percent) than the $3.5 million of operating expenses in the second quarter of 2017, and lower by $0.4 million (12 percent) than the $3.1 million of operating expenses in the first quarter of 2018.

●
Our lower operating expenses as compared with the year-ago quarter reflects the impact of our cost saving initiatives during 2017, which included operational efficiencies, tighter fiscal controls on headcount and spending, and the renegotiation of certain vendor agreements.

Non-GAAP income/(loss) excludes stock-based compensation and the amortization of intangible assets.

Collectively, these items impacted income/(loss) from continuing operations by $0.1 million in the second quarter of 2018, $0.2 million in the second quarter of 2017, and $0.4 million in the first quarter of 2018. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Balance Sheet Information

At June 30, 2018, cash, cash equivalents and short-term investments were $48.8 million, compared to $49.2 million at December 31, 2017.

Total assets as of June 30, 2018 were $63.7 million and total shareholders' equity was $56.4 million.

Support.com will not host a conference call discussing the Company's second quarter results. For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a leading provider of support services and software to deliver next-generation technical support. Support.com helps leading brands in software, electronics, communications, retail, and other connected technology industries deepen their customer relationships. Customers want technology that works the way it's intended. By using Support.com services and software, companies can deliver a fantastic customer experience, leading to happier customers, greater brand loyalty and growing revenues. For more information, please visit http://www.support.com or follow us @support com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2018 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This press release contains ''forward-looking statements'' as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly ''Nexus®'') software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, potential intellectual property, class action or other litigation, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, and our ability to manage the effects of the cost reduction plan on our workforce and other operations. These and other risks may be detailed from time to time in Support.com's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

Disclosure Regarding Non-GAAP Financial Measures

Support.com excludes stock-based compensation expense and amortization of intangible assets and other from its GAAP results, in order to determine the non-GAAP financial measures of Net income (loss) and Net earnings (loss) per share, as described in A and B below. We believe that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.

A. Stock-based compensation expense. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company's business. Stock-based compensation expense was $108,000 in the second quarter of 2018, compared to $177,000 in the second quarter of 2017 and $377,000 in the first quarter of 2018.

B. Amortization of intangible assets. The Company does not acquire businesses on a predictable cycle; therefore, management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance. Amortization of intangible assets was zero in the second quarter of 2018, compared to $6,000 in the second quarter of 2017 and zero in the first quarter of 2018.

The Company believes that non-GAAP financial measures have significant limitations in that they do not reflect all of the amounts associated with the Company's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the items indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such items will not be incurred in subsequent periods.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	December 31,
	2018(1)	2017

Assets
Current assets:
Cash, cash equivalents and short-term investments	$48,761	$49,233
Accounts receivable, net	12,300	11,951
Prepaid expenses and other current assets	651	802
Total current assets	61,712	61,986
Property and equipment, net	1,006	1,133
Intangible assets, net	250	250
Other assets	776	984

Total assets	$63,744	$64,353

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$4,037	$3,661
Other accrued liabilities	1,141	1,330
Short-term deferred revenue	1,450	2,006
Total current liabilities	6,628	6,997
Long-term deferred revenue	-	13
Other long-term liabilities	738	885
Total liabilities	7,366	7,895

Stockholders' equity:
Common stock	4	2
Additional paid-in-capital	268,443	267,857
Treasury stock	(5,297)	(5,297)
Accumulated other comprehensive loss	(2,406)	(2,108)
Accumulated deficit	(204,366)	(203,996)
Total stockholders' equity	56,378	56,458

Total liabilities and stockholders' equity	$63,744	$64,353

Note 1: Amounts are subject to completion of management's customary closing and review procedures.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018(1)	March 31, 2018	June 30, 2017	June 30, 2018(1)	June 30, 2017

Revenue:
Services	$16,220	$15,200	$13,147	$31,420	$26,062
Software and other	1,248	1,322	1,360	2,570	2,735
Total revenue	17,468	16,522	14,507	33,990	28,797

Cost of revenue:
Cost of services (2)	14,462	14,111	10,990	28,573	22,201
Cost of software and other (2)	46	55	92	101	186
Total cost of revenue	14,508	14,166	11,082	28,674	22,387
Gross profit	2,960	2,356	3,425	5,316	6,410
Operating expenses:
Research and development (2)	681	711	875	1,392	1,798
Sales and marketing (2)	409	550	583	959	1,390
General and administrative (2)	1,677	2,146	2,235	3,823	4,851
Amortization of intangible assets and other	-	-	6	-	16
Total operating expenses	2,767	3,407	3,699	6,174	8,055

Income (loss) from operations	193	(1,051)	(274)	(858)	(1,645)

Interest income and other, net	230	205	154	435	287

Income (loss) before income taxes	423	(846)	(120)	(423)	(1,358)

Income tax provision (benefit)	27	(80)	45	(53)	93

Net income (loss)	$396	$(766)	$(165)	$(370)	$(1,451)

Net earnings (loss) per share (3)
Basic	$0.02	$(0.04)	$(0.01)	$(0.02)	$(0.08)
Diluted	$0.02	$(0.04)	$(0.01)	$(0.02)	$(0.08)

Shares used in computing per share amounts: (3)
Basic	18,765	18,720	18,591	18,751	18,574
Diluted	18,947	18,720	18,591	18,751	18,574

Note 2: Includes stock-based compensation expense as follows:

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Cost of revenue:
Cost of services	$17	$21	$22	$38	$64
Cost of software and other	-	-	-	-	3
Operating expenses:
Research and development	10	14	39	24	80
Sales and marketing	7	19	15	26	22
General and administrative	74	323	101	397	98
Total	$108	$377	$177	$485	$267

Note 3: On January 20, 2017, the Company implemented a 1-for-3 reverse stock split. All share and per share information contained within this press release has been retroactively adjusted to reflect the effects of the reverse stock split.

SUPPORT.COM, INC.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017

GAAP cost of revenue	$14,508	$14,166	$11,082	$28,674	$22,387
Stock-based compensation expense (Cost of revenue portion only)	(17)	(21)	(22)	(38)	(67)
Non-GAAP cost of revenue	$14,491	$14,145	$11,060	$28,636	$22,320

GAAP operating expenses	$2,767	$3,407	$3,699	$6,174	$8,055
Stock-based compensation expense (Excl. cost of revenue portion)	(91)	(356)	(155)	(447)	(200)
Amortization of intangible assets and other	-	-	(6)	-	(16)
Non-GAAP operating expenses	$2,676	$3,051	$3,538	$5,727	$7,839

GAAP net income (loss)	$396	$(766)	$(165)	$(370)	$(1,451)
Stock-based compensation expense	108	377	177	485	267
Amortization of intangible assets and otherÏ	-	-	6	-	16
Total impact of Non-GAAP exclusions	108	377	183	485	283
Non-GAAP net income (loss)	$504	$(389)	$18	$115	$(1,168)

Earnings (loss) per share (3)
Basic - GAAP	$0.02	$(0.04)	$(0.01)	$(0.02)	$(0.08)
Basic - Non-GAAP	$0.03	$(0.02)	$0.00	$0.01	$(0.06)

Diluted - GAAP	$0.02	$(0.04)	$(0.01)	$(0.02)	$(0.08)
Diluted - Non-GAAP	$0.03	$(0.02)	$0.00	$0.01	$(0.06)
Shares used in computing per share amounts (GAAP) (3)
Basic	18,765	18,720	18,591	18,751	18,574
Diluted	18,947	18,720	18,591	18,751	18,574
Shares used in computing per share amounts (Non-GAAP) (3)
Basic	18,765	18,720	18,591	18,751	18,574
Diluted	18,947	18,720	18,689	18,926	18,574

The adjustments above reconcile the Company's GAAP financial results to the non-GAAP financial measures used by the Company. The Company's non-GAAP financial measures exclude stock-based compensation expense and amortization of intangible assets and other. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors when viewed in conjunction with, and not in lieu of, the Company's GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures. See the text of this press release for more information on non-GAAP financial measures.

2018 amounts are subject to completion of management's customary closing and review procedures.

Investor Contact
Dean Morris
Investor Relations, Support.com
+1 (650) 556-8574
Dean.Morris@support.com